UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2016 (April 27, 2016)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed under Item 5.07 of this Current Report on Form 8-K (this “Current Report”), on April 27, 2016, at the annual meeting of shareholders (the “Annual Meeting”) of BancorpSouth, Inc. (the “Company”), the Company’s shareholders approved amended and restated articles of incorporation of the Company (the “Amended and Restated Articles”) by virtue of their approval of Proposal 2 and Proposal 3 set forth in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on March 22, 2016 (the “Proxy Statement”). Previously, at a meeting held on January 26, 2016, the Board of Directors of the Company (the “Board”) approved the adoption of the Amended and Restated Articles, subject to approval by the Company’s shareholders at the Annual Meeting, and recommended their approval by the Company’s shareholders. The Amended and Restated Articles became effective upon their filing with the Secretary of State of the State of Mississippi on April 27, 2016 after the adjournment of the Annual Meeting. The specific substantive changes to the Company’s prior restated articles of incorporation that are reflected in the Amended and Restated Articles are described in more detail in Proposal 2 and Proposal 3 in the Proxy Statement. That summary should be read in conjunction with, and is qualified in its entirety by, the Amended and Restated Articles, which are filed as Exhibit 3.1 to this Current Report and are incorporated herein by reference.

In addition, in connection with the Amended and Restated Articles, at the meeting held on January 26, 2016, the Board also approved the adoption of the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), subject to and effective upon the approval of the Amended and Restated Articles by the shareholders of the Company at the Annual Meeting. As a result of the shareholders’ approval of the Amended and Restated Articles at the Annual Meeting, the Amended and Restated Bylaws became effective immediately thereafter. The Company’s prior bylaws were amended and restated in their entirety to, among other things:

•	Change the Board size range;

•	Permit shareholder removal of a director without cause;

•	Decrease the percentage of shareholders required to call, and reduce the quorum requirement for, special shareholders meetings;

•	Conform the Amended and Restated Bylaws to be consistent with the Amended and Restated Articles and the Mississippi Business Corporation Act;

•	Add electronic transmissions as acceptable notice for both shareholder and Board meetings;

•	Recognize that shares of the Company may be represented by book entry and not certificated shares; and

•	Integrate into a single document all previously adopted amendments to the bylaws of the Company.

The preceding summary should be read in conjunction with, and is qualified in its entirety by, the Amended and Restated Bylaws, which are filed as Exhibit 3.2 to this Current Report and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on April 27, 2016. The Company’s shareholders approved the Proposals presented at the Annual Meeting, which are described in more detail in the Proxy Statement. Holders of 74,636,621 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on the Proposals presented to the Company’s shareholders at the Annual Meeting:

Proposal 1: Election of Directors. The shareholders of the Company elected each of the four director nominees nominated by the Board to serve as Class III directors until the 2019 annual meeting of shareholders or until his earlier retirement by the following vote:

Director	For	Withhold
Gus J. Blass III	74,328,938	307,161
Larry G. Kirk	70,378,968	4,257,132
James D. Rollins III	71,231,205	3,404,894
Thomas R. Stanton	74,269,627	366,994

The shareholders of the Company elected the director nominee nominated by the Board to serve as a Class I director until the 2018 annual meeting of shareholders or until his earlier retirement by the following vote:

Director	For	Withhold
Shannon A. Brown	73,738,825	897,796

The shareholders of the Company elected each of the three director nominees nominated by the Board to serve as Class II directors until the 2017 annual meeting of shareholders or until his earlier retirement by the following vote:

Director	For	Withhold
W. G. Holliman, Jr.	69,366,226	5,270,395
Robert C. Nolan	68,825,065	5,811,556
Guy W. Mitchell III	70,257,552	4,378,548

Proposal 2: Approval of Amended and Restated Articles of Incorporation, which will (i) change the board size range, (ii) permit shareholder removal of a director without cause, (iii) conform the provision on limitation of director liability to the Mississippi Business Corporation Act, (iv) decrease the percentage of shareholders required to call, and reduce the quorum requirement for, special shareholders meetings, and (v) integrate into a single document all previous shareholders-approved amendments. The shareholders of the Company approved Proposal 2 by the following vote:

For	Against	Abstain
73,555,044	898,790	182,787

Proposal 3: Approval of a new article in our Restated Articles of Incorporation, as amended, to designate the state or federal court of general jurisdiction in Lee County, Mississippi, as the exclusive forum for certain legal actions. The shareholders of the Company approved Proposal 3 by the following vote:

For	Against	Abstain
46,075,577	28,300,903	201,837

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1	Amended and Restated Articles of Incorporation of BancorpSouth, Inc.

Exhibit 3.2	Amended and Restated Bylaws of BancorpSouth, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer

Date: April 27, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of BancorpSouth, Inc.

3.2	Amended and Restated Bylaws of BancorpSouth, Inc.